As filed with the Securities and Exchange Commission on January 20, 2012

Registration No. 333-176776

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 AMENDMENT NO.  3

TO FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CROWN MARKETING

(Name of registrant as specified in its charter)

Wyoming

5122

98-0178621

(State or Jurisdiction of

Primary SIC Code

(IRS Employer

incorporation or organization)

Identification No.)

25 Mountaire Court, Highland Avenue

Carlos E. Duque, Esq.

           London, UK NW9 0QA

103 Concord Ave Ste 2-2

                    +447896150866

Boston, MA 02143

(317) 270-3353

(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

(Name, address, including zip code, and telephone

number, including area code, of agent for service

copy to:

Carlos E. Duque, Esq.

103 Concord Ave Ste 2-2

Boston, MA 02143

(317) 270-3353

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

CALCULATION OF REGISTRATION FEE

Proposed Maximum

Proposed Maximum

Title of Each Class of

Amount to

Offering Price

Aggregate

Amount of

Securities to be Registered

Be Registered

Per Share(1)

Offering Price

Registration Fee

Common Stock offered by

  Selling Stockholders

             11,000

                          $

     .12

 $

1,320

     $     .09

  Selling Stockholders included in Units…

    240,000  (2)

       $     .12

    $

    28,800               $      1.95

  Company to Selling Stockholders

  Upon Warrant Exercise.                                      2,400,000  (3)                     $          .12     $          288,000                      $         19.50

Total

          2,651,000

 $

318,120

     $     21.54

(4)

(1)

Estimated solely for purposes of calculating the registration fee.  The proposed maximum offering price  per share is based upon the expected public offering price of $.12 per share pursuant to Rule 457(a).  The  common stock does not currently trade and the Registrant makes no representation hereby as to the price at which its common stock shall trade.

(2)  Includes 240,000 shares included in 240,000 Units offered and sold in June 2010.  Each Unit includes one share of common stock and ten Class A Warrants each entitling the holder to purchase shares at a price of $.07 per share.

(3)   Includes 2,400,000 shares of common stock issuable upon exercise of the 2,400,000 Class A Warrants which are included in the Units. Each Class A Warrant is exercisable at a price of $.07 per share.  Includes reoffers of such shares. Pursuant to Rule 457(g), the offering price for purposes of this table is calculated at the price at which the shares of common stock are offered by the Selling Stockholders.

(4)  Filing fee of $21.54 was paid with initial filing based on an estimated original offering price of $.07 per share.  Pursuant to Rule 457(a) no additional registration fee is due.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

PROSPECTUS

CROWN MARKETING

2,651,000 Shares of Common Stock

The 2,651,000 shares of common stock of Crown Marketing, a Wyoming corporation  ("Crown Marketing") are offered by the Selling Stockholders and include 251,000 shares of common stock currently held by them as well as 2,400,000 shares of common stock issuable upon exercise of Class A Warrants at a price of $.07 per share. The 251,000 shares offered by the Selling Stockholders will be offered at $.12 per share for the duration of the offering.  The Offering Price of $.12 was determined by negotiations between Crown Marketing and the Selling Stockholders.   The expenses of the offering, estimated at $6,000, will be paid by Crown Marketing.  Crown Marketing will not receive any proceeds from the sale of shares by the Selling Stockholders.  There is currently no trading market for the common stock. The Selling Stockholders are “underwriters” as such term is defined under the Securities Act of 1933.

The "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Purchase of these securities involves risks.  See "Risk Factors" on page 3.

 Crown Marketing will not receive any proceeds from the offering by the Selling Stockholders. Although Crown Marketing will receive $.07 per Class A Warrant exercised ($168,000 if all 2,400,000 Class A Warrants are exercised) there is no assurance that any Class A Warrants will be exercised nor that any proceeds will be received by Crown Marketing.  No person has agreed to underwrite or take down any of the securities.  For sales on any trading market, sales commissions will be limited to 5% under FINRA rules.  In the  event any person is paid sales commissions other than for sales made on the trading market, the Company will file a post effective amendment to name the persons receiving sales commissions.  For private sale transactions, no sales commission can be paid.  There is no minimum amount of securities which may be sold.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall  there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The date of this prospectus is January  ____, 2012.

PROSPECTUS SUMMARY

The following is intended to be a summary of the most important aspects of our business.

Crown Marketing

We plan to engage in the purchase, warehousing and wholesale distribution of a certain range of pharmaceutical products to distributors based outside of the United States.  Due primarily to regulatory considerations, the Company intends to deal exclusively with parties that do not fall within the territorial jurisdiction of the United States.  These may include manufacturers, distributors and any intermediary vendors with whom we may do business at varying stages of the procurement and distribution process.  We plan to purchase clinically tested non-addictive generic pharmaceutical products from reputable companies operating in nations that have strong pharmaceutical industries but are not typically considered advanced industrial economies.  It is likely that many of these manufacturers will be primarily located in the Republic of India.  We will make every reasonable effort to deal exclusively with companies that have a proven track record in the industry, significant operating history and the necessary expertise to manufacture effective and safe pharmaceutical products.  We may require many of our partner manufacturers to carry products liability insurance in their home country.  Additionally, the Company intends to give priority to manufacturers that rely on third party, independent quality assurance laboratories to provide objective analysis of the products’ safety and efficacy.

Through the year ended June 30, 2011 and the six months ended December 31, 2011, we had limited  operations and revenue, and only one customer. We began operations in July 2011 by purchasing a small amount of  inventory, and sold this inventory during the December 31, 2011 quarter.  We are focusing our initial efforts on securing reliable sources of supply. As of the date of this prospectus, we have not yet secured any reliable sources of supply.  Initial marketing will likely be focused on existing distributors in the Caribbean.  We have only had preliminary discussions with potential distributors. The Company understands from these discussions that further discussions with distributors are dependent upon our providing firm price lists for our products, which we can have when we have established supply sources.  By the end of fiscal 2012, we expect to expand our network of distribution partners to include alternative marketing strategies (See “Marketing”).  We expect to develop several revenue streams, each arising from a distinct distribution model.

As of December 31, 2011 we had $102 in cash. Our general and administrative expenses are being held to approximately $1,000 per month or less, and our officer/shareholder is providing all of our working capital and will continue to do so until at least June 30, 2012. Through June 30, 2012, we expect to require a total of $50,000, which will need to come from advances from management or from the exercise of Class A Warrants, and we plan by June 30, 2012 to be able to (a) secure sources of supply, (b) open a distribution center in the Caribbean, (c) commence sales to customers in that region, and (d) build a sales representative network in that region.

Our address is 25 Mountaire Court, Highland Avenue London, UK  NW9 OQA and our telephone number is +447896150866. We expect to move our office to the Caribbean by the end of March 2012.

The Offering

The offering is being made by the Selling Stockholders, who are offering all of the shares owned by them, and also includes additional shares issuable upon exercise of Class A Warrants.

Securities Offered:

251,000 shares of common stock held by Selling

Stockholders, and an additional 2,400,000 shares issuable

upon exercise of a like number of Class A

Warrants at a

price of $.07 per share.

Offering Price

$.12 per share.

Offering Period:

Until December 31, 2012

2

  Risk Factors

The securities offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment.

Common Stock Outstanding Before Offering:

4,340,080 shares

Common Stock Outstanding After Offering:

6,740,080(1) shares

(1)

Based on 4,340,080 shares outstanding as of December 31, 2011 and the exercise of all 2,400,000 Class A Warrants in connection with this offering.

RISK FACTORS

Investors should review the following risk factors which apply specifically to the Company.

We have no significant revenues to date

Until May 2011, our operations were limited to developing our sources of supply and potential distributors.  There is no assurance that we will be able to successfully distribute pharmaceutical products.   As of December  31, 2011, we have entered into preliminary negotiations with several distributors throughout the Caribbean with respect to distribution of pharmaceutical products.  There is no implied or explicit guarantee that these discussions will come to fruition or that a favorable transaction will ever materialize.  Our cash needs have been funded by prior offerings of Company shares issued at $.05 and $.10 per share that yielded $13,100 and from contributions to capital by our officer and director. We expect to receive revenues by cultivating one or more favorable business partnerships with regional distributors in the Caribbean by the end of the first quarter of  2012.  If we do not generate a revenue stream by that time, we will be forced to issue more common stock in an additional round of fundraising that will dilute existing shareholders.  Furthermore, depending on market conditions extant at the time of said capital raise, the Company may be forced to offer common stock at a purchase price that is lower per share than what has been offered in both past and current offerings.  Such an offering would be unfavorable to existing shareholders because their holdings would be even further diluted by the subscription of investors who would receive shares of equal value and voting right in exchange for a smaller investment per share.  Prospective investors of the current offering should carefully consider these risks and avoid subscribing unless they can afford to lose their entire investment.

The current economy has severely limited the amount of income that an average consumer has available for discretionary spending.

Because some or all of the drugs we procure may not be directed towards the treatment of life threatening ailments or other debilitating maladies,  consumers may consider our products discretionary, or non-essential.  By consequence, it is to be expected that many consumers, financially distressed as a result of continued turbulence in the markets arising from the recession of 2008, will limit the amount of money they spend on our products for the duration of the current global economic downturn.  This limitation on consumer spending could affect the profitability of our business partners and adversely impact our ability to generate revenues.  Until the economy improves or we are able to capitalize on a profitable market niche arising from an economy of scale or other competitive advantage, it will be difficult if not impossible to transact with a number of business partners adequate to generate long-term profitability.  It will require extremely efficient execution of our business plan and a continuing expenditure of our cash reserves in order to establish the economy of scale necessary to undercut current suppliers as necessary to penetrate the market.  Time is of the essence.   Given the Company’s modest cash position, any delay in contracting with suitable business partners in a profitable market is likely to threaten the Company’s prospects as a going concern.  Any delay could lead to increased transaction costs and a loss of profitability, possibly ending in bankruptcy or other dissolution of the company on terms unfavorable to its shareholders.  Liquidation value of the Company’s current assets is negligible and share value in the case of a dissolution would likely drop below $.01 per share.  In this scenario there is no guarantee of any shareholder recovery at all.

Lack of full time personnel impedes our development.

Our management devotes only part time (10 hours per week) to the business of the Company. We have no full time employees, but hire independent contractors on a per project basis.  Until we can produce revenues, management will not be able to devote full time to the business.

The market for companies engaged in the distribution of pharmaceutical products to alternative markets is continually evolving, and our business model may become obsolete.

The market for pharmaceutical distributors in which we operate is constantly changing.  There are tens of thousands of individuals and companies who are seeking to take advantage of the marketing opportunities for pharmaceutical products presented by alternative markets in the developing world. Any one of these entrepreneurs could develop a procurement, marketing or distribution method which makes our business model obsolete or makes it less effective.

4

Our auditors have rendered a going concern emphasis opinion on our financial statements.

Our auditors have expressed concern as to the uncertainties in our business model which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

Crown Marketing's common stock will  not meet the listing requirements for any trading market other than the "Pink Sheets" or the  OTC Bulletin Board.  The common stock is not currently quoted, and we plan to solicit one or more market makers to apply for a listing of our common stock on the OTC Bulletin Board. The OTC Bulletin Board may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of Crown Marketing's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of Crown Marketing, and lower prices for Crown Marketing's securities than might otherwise be attained.

In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers in this offering to resell their shares.

If our Class A Warrants are not exercised, we may lack funding for our business.

The outstanding 2,400,000 Class A Warrants,  if all are exercised, will result in proceeds of $168,000 to the Company. No person has agreed to exercise his or her Class A Warrants. If the Warrants are not exercised, we will not receive the proceeds therefrom, and will need to seek other sources for equity or debt investment. The terms of any such investment cannot be foreseen at this time, and such terms may be on terms which are less favorable to Crown Marketing than the offerings made to date by Crown.

ADDITIONAL INFORMATION

Crown Marketing has filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 100 F Street, N.E., Washington, D.C.  20549.  This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to Crown Marketing and the securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates during regular business hours.  You can call the Commission at (202) 551-8090 for further assistance or information.

Crown Marketing is required to file reports and other information with the Commission.  Specifically, Crown Marketing is required to file Quarterly Reports on Form 10-Q for the quarters ended September 30, December 31 and March 31 of each year; an Annual Report on Form 10-K for the years ended June 30 of each year, and Current Reports on Form 8-K upon the occurrence of certain events deemed to be material. The financial statements in the Annual Report are required to be audited and we will send a copy of our Annual Report to our shareholders. However, unless Crown Marketing files a registration statement under the Securities Exchange Act of 1934 to register its common shares prior to July 1, 2012, or Crown Marketing has 300 or more record holders of its common stock on July 1, 2012, this reporting obligation will be suspended on July 1, 2012. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of such site is http://www.sec.gov.  In addition, Crown Marketing intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Crown Marketing may determine.

DIVIDEND POLICY

Crown Marketing has not paid any dividends on its common stock.  Crown Marketing currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

MARKET PRICE OF COMMON STOCK

Our common stock was formerly listed on the Pink Sheets under the symbol SPCL, but has not been listed or traded for more than the last three years. There is currently no trading market for the common stock.

  As of December  31, 2011, there were approximately 71 record holders of common stock.

There are 240,000 Class A warrants outstanding, each entitling the holder to purchase 10 additional shares of company common stock at a purchase price of $.07 per share.  The Class A warrants are exercisable until 5:00 pm on December 31, 2014.  The Company may reduce the purchase price permanently or temporarily at any time. As of the date of this Prospectus there are 4,340,080 shares outstanding, including 251,000 shares which have been registered for sale via this prospectus.

PLAN OF OPERATION

Critical Accounting Policies and Estimates

Principles of consolidation. The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company balances and transactions are eliminated on consolidation.

Use of estimates. In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Plan of Operations

We did not enjoy any revenues until the quarter ended December 31, 2011. We had losses of $22,024 and $1,975 for the years ended June 30, 2011 and 2010, and $2,683 and $17,810 for the six months ended December 31, 2011 and 2010,  respectively. Our operating expenses consist primarily of costs related to the purchase, warehousing and transport of inventory, in addition to expenses associated with the cost of being public of no more than $2,500 per month.  However, management has been able to hold costs much lower than this level in the past few months. As of December 31, 2011 we had $102 in cash. Our officer/shareholder is providing all of our working capital and will continue to do so until at least June 30, 2012. We had limited sales of $4,500  in the December 31,  2011 quarter, to one person, with a gross margin of $4,044. Since this was a disposal of inventory to another wholesaler, this gross margin is not representative of future results, which will likely be a lower gross margin as a percentage of sales. We are seeking suppliers for inventory. We disposed of the  inventory in October 2011 since we did not believe that it had consistent quality.

6

We had accounts payable of $5,624 as of December 31, 2011, which represented amounts due fro  operating expenses. We used $6,623 of cash in the six months ended December 31, 2011 to repay related party debt of $3,809, purchase inventory of $456 and to pay down accounts payable. Our cash was $102 as of December 31, 2011.

Our cash needs in the year ended June 30, 2012 are estimated to be $50,000. We sold 240,000 Units for net proceeds of $12,000 in June 2010, and sold 11,000 shares for net proceeds of $1,100 in March 2011 including $300 which was received in April 2011.  Our officer and director contributed $400 and $7,200 to capital in cash in July 2010 and March 2011, respectively, and $60 in the six months ended December 31, 2011.  These amounts together with advances from management should be sufficient to cover our cash needs through the end of the year ended June 30, 2012, at which time, unless we receive revenues, we will be required to obtain additional funding. We have no arrangement or understanding pursuant to which we might obtain such funding.

Recent Accounting Pronouncements

In April 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to improve the comparability of fair value measurements disclosed in financial statements prepared under U.S. GAAP and International Financial Reporting Standards (“IFRS”). The ASU does not require any additional fair value measurements, but clarifies definitions and enhances disclosures, especially around Level 3 fair value measurements. The standard is effective for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, updating ASC Topic 220, Comprehensive Income. Under this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The guidance eliminates the current option to present other comprehensive income and its components in the Company’s statement of convertible preferred stock and stockholders’ equity (deficit). This guidance does not change the components that are recognized in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.   This standard is effective for fiscal years, and interim periods beginning after December 15, 2011 and is to be applied retrospectively. The Company’s statements of operations and comprehensive loss present other comprehensive loss in accordance with this guidance and no impact on the Company’s financial statements is expected from the adoption of this standard.

Forward Looking Statements

Information included in this report includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Since we have not yet generated any revenues, we are a development stage company as that term is defined in Section 915 - Development Stage Entities, of the FASB Accounting Standards Codification.   Our activities have mostly been devoted to seeking capital; seeking supply contracts and development of a business plan.  Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start up business, management's limited experience and limited funds.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

Our future operating results are subject to our attaining certain milestones, including:

o     our success in entering into favorable arrangements  with pharmaceutical distributors;

o     the success of our marketing efforts;

o     our ability to obtain additional financing; and

o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this prospectus.

Contractual Obligations and Off-Balance Sheet Arrangements

We do not have any contractual obligations or off balance sheet arrangements.

BUSINESS

Background

Crown Marketing, a Wyoming corporation (the "Company" “us” or “we”) was incorporated on July 6, 2010 and is the successor by merger to Space Launch Financial, Inc.  ("SPCL").  SPCL had its stated objective of funding satellite launches, but did not generate any revenues in this proposed business.  In July 2010, SPCL underwent a holding company reorganization under Delaware law, pursuant to which it became a wholly-owned subsidiary of SPCL Holding Corporation, and  SPCL, together with its assets and liabilities, was sold to a non-affiliated third party. SPCL Holding Corporation subsequently reincorporated in Wyoming by merger into the Company.

The Company carries on all of its operations through its Wyoming subsidiary, Green4Green, which was formed by our director and officer, Igor Produn,  on July 8, 2009. The Company, which then had 89,080 shares outstanding (including 31,710 shares held by management), acquired Green4Green (wholly owned by Management)  pursuant to an Agreement and Plan of Reorganization (the “Agreement”).  The Company acquired all of the outstanding shares of Green4Green in exchange for 4,000,000 newly issued shares of the Company's Common Stock.  Pursuant to the Agreement, the issued and outstanding common shares of Green4Green were exchanged on a one-for-one basis for common shares of the Company.  After the merger was completed, the Green4Green shareholders owned approximately 98% of the outstanding shares of common stock of the Company.  The transaction was accounted for as a reverse merger (recapitalization) with Green4Green deemed to be the accounting acquirer and the Company deemed to be the legal acquirer. As a result of the reverse merger, the historical  accumulated deficit of  SPCL was eliminated and the number of shares outstanding of SPCL increased from 89,080 to 4,089,080. The increase in shares outstanding has the effect of reducing the earnings or loss per share attributable to continuing operations.

Our Business

We intend to engage in the wholesale distribution of non-addictive generic pharmaceutical products to distributors who are headquartered and operate exclusively outside the territorial jurisdiction of the United States.  We purchase clinically tested non-addictive generic pharmaceutical products from reputable companies operating primarily in India.  We deal only with companies that have a proven track record in the industry, significant operating history and the necessary expertise to manufacture effective and safe pharmaceutical products.  We prefer that all manufacturers carry products liability insurance in their home country.  Additionally, they are strongly encouraged to contract with third party quality assurance laboratories to provide additional assurances relating to the safety and efficacy of the product(s) in question.

8

Until July 2011, our operations were limited to developing our business plan and seeking supply sources.  We have identified potential suppliers and purchased sample inventory from one supplier in July 2011, but were not happy with the quality control and disposed of such inventory for a nominal profit in the December 31, 2011 quarter. We expect that initial marketing will be focused on existing regional pharmaceutical distributors in niche markets such as the Caribbean.

Our current business model is predicated on the fact that consumption of non-essential pharmaceutical products among consumers in the developing world has increased exponentially over the past decade.  Due to the globalization of the pharmaceutical distribution industry and the proven competence of off-shore pharmaceutical manufacturers, consumers worldwide have demonstrated an increased level of comfort with the purchase and consumption of generic pharmaceuticals.  Due to skyrocketing drug costs and a shift in consumers’ perception regarding the amount of risk involved in the purchase of products from alternative manufacturers, a significant percentage of consumers are turning to alternative markets, such as mail order and mini-pharmacies (not staffed by trained pharmacists), eg. brick and mortar pharmacies to fulfill their commonplace pharmaceutical needs.  As these markets become more transparent, recognizable brand names are likely to develop in the “alternative” pharmaceutical industry.  We believe that consumers will begin to rely on producers and distributors that they have come to recognize as reliable in the mail order and mini pharmacies to a similar extent that consumers do so in the traditional pharmacies.

Milestones

Since we have not yet enjoyed revenues from our operating activities, management has set forth certain milestones in our development so that we can attain revenues and, it is hoped, profitability.

Obtaining supply -- We have located several suppliers, and purchased sample inventory. We were not satisfied with the quality control of this inventory, and sold it for a nominal profit in the December 31, 2011 quarter. We therefore have not yet established reliable supply relationships. In the case of generic drugs, we have determined it is essential to obtain reliable quality certifications for the products we purchase.    Management plans to meet with the suppliers and appropriate regulators in India during the first six months of calendar 2012 to finalize  supply arrangements. This phase of our development will require approximately $10,000 in travel costs, which will be loaned to the Company by management.

Obtaining customers -- We have stated below that we intend to focus on the Caribbean region for our wholesale customer base. Currently we are reviewing several locations for our distribution office in the Caribbean, and intend to establish an office in December, 2010.   We have been using a minimal amount of shared space in London and we intend to close that office and move to the Caribbean by March 31, 2012. The distribution and administrative headquarters will cost up to $1,200 per month for rent. Initially we will market to local customers and expand to other islands in the Caribbean. We may hire sales representatives in each country paid on a straight commission basis.  We expect to hire these representatives in the six months ended June 30, 2012 and to begin sales by June 30, 2012, but do not expect sales levels will be significant by that date. We do not intend to utilize advertising to obtain customers, as we do not plan to have retail pharmacy licenses in any jurisdiction and do not intend to sell to the public. Instead, we will (ourselves or through the independent sales representatives) contact local pharmacies in the jurisdictions. We will prepare marketing brochures together with price lists for the products to assist in our marketing.

Financing our growth -- Like any business, we hope that our efforts will be successful and we will grow, and in connection therewith expect to require $20,000 for working capital and inventory through June 30, 2012 and a like amount for the six months ended December 31, 2012. These funds along with the approximately $30,000 we expect to require for our operations until then, will be loaned by management. After December 31, 2012, if we require additional funds through that date, then we expect that we will either receive proceeds from the exercise of our Class A Warrants, or we will need to seek other sources of equity or debt funding. See "Plan of Operations" above.

9

Crown Marketing wishes to caution investors that the successful completion of our plan of operation is subject to our successfully meeting our objectives, to wit,  (a) obtain capital from management or third parties, (b) obtain reliable supply, (c) open our office in the Caribbean, and (d) obtain customers who, to date, have been purchasing from other suppliers. If we are unable to meet our milestones, and do so at a reasonable cost, we will be unable to obtain revenues or attain profitability. There can be no assurance that we will be able to do so.

Marketing

Our marketing team plans to focus on a threefold strategy designed to penetrate the Company’s target market (See “Competition”).  The alternative pharmaceutical industry is a recent development and, although its growth may seem certain, the particular avenues through which the market will expand may be difficult to predict at this time.  For this reason our marketing team plans to employ a varied approach designed to diversify risk and, in our opinion, increase the likelihood that we will capture a significant portion of the more conservative “late arrivals” to the market that we see as our primary profit center and niche market.  All sales will be priced on a sliding scale that is pegged to order size.  With our current  cash position, we anticipate the ability to offer products at a 10% discount to their current market price on the wholesale markets, reaching up to 15% for orders on the larger end of our distribution capacity.

We intend to systematically reach out to existing regional pharmaceutical distributors in key developing markets and offer our procurement services.  We intend to first penetrate Caribbean distribution centers that cater to consumers spread across island nations such as Jamaica, Antigua and Barbuda, Curacao, and Netherlands Antilles, potentially reaching the Dominican Republic.  We see this market as less protected and providing higher margins.  In the medium term, after the Company’s distribution chain is reliably established in the Caribbean, we intent to expand southwards into the South American continent.  Unless specifically requested to the contrary, the Company will manage the bulk of warehousing and shipping, with the regional distributor serving primarily as a marketing agent with an existing client base.  The rationale for this arrangement is that our profitability will depend primarily on the entering into of long-term supply contracts with our distributors that involve amounts of product that would be difficult for them to manage and store without assistance from the Company.  We view this steady expansion of our distribution chain and the focus on discounted bulk sales as the foundation of our long-term profitability.

Employees and Outside Services

The Company's only employee at the present time is its sole officer and director, who devotes about 10 hours per week to the affairs of the Company.  (See "Management"). Remaining consultants and technical personnel such as marketing specialists will be compensated as independent contractors.  We will pay these persons on a contract basis as required.

Competition

The worldwide generic pharmaceutical distribution industry is highly competitive and largely fragmented. Some of the strongest competition will likely arise from the countless online distributors that cater to regional markets.  We believe that a market inefficiency has developed, however, wherein online and smaller distributors have yet to capitalize on the benefits of focused brand building and the economies of scale available in a distribution model that caters to a regional market rather than a national one.  As prescription drug costs have continued to skyrocket and consumers have increasingly flocked to less recognized distributors and manufacturers, the growing demand has created a market niche for a more centralized distribution model.

We believe the vast majority of distributors currently operating in alternative markets such as the Caribbean and Latin America lack the transparency, disclosure and safeguards against defective or tainted product that are necessary to capitalize on this growing market trend.  The Company’s primary objective is to supply the growing demand among more risk-averse consumers who have recently turned to the alternative pharmaceutical industry for relief from exorbitant drug costs.   We believe these consumers proceed carefully and require assurances of safety and effectiveness at every step in the research and purchasing process.  This segment of alternative pharmaceutical consumers may be reasonably considered a market niche that is currently underserved.  We believe the Company can capitalize on this unmet demand through bulk sales across multiple nation-markets with a consistent focus on disclosure of our manufacturers’ verifiably effective quality control methods and their successful operating history in the industry.

Legal Proceedings

Crown Marketing is not a party to any material pending legal proceeding.

MANAGEMENT

Directors and Executive Officers

The sole member of the Board of Directors of Crown Marketing serves until the next annual meeting of stockholders, or until their successors have been elected.  The officer serves at the pleasure of the Board of Directors.  The following is the director and executive officer of Crown Marketing.

Igor Produn, Chief Executive and Financial Officer and director

Mr. Produn, age 27, became chief executive and financial officer and director of our subsidiary Green4Green in July, 2009 and our chief executive and financial officer and sole director in July 2009.  Since July 2007, he has also been  a Regional Distribution Manager for Global ABC Corporation, an industrial development and distribution consulting firm headquartered in Odessa, Ukraine that is a subsidiary of Global ABC Enterprises.  Global ABC Enterprises is a holding company with subsidiaries operating in a variety of industries including, but not limited to importation of packaged food, international supply chain management and industrial development.  During his employment at Global ABC Ltd Mr. Produn has managed all aspects of corporate development and cash flow control; he oversaw strategic planning and execution of marketing initiatives.  Through these efforts Mr. Produn demonstrated a marked increase in company business as measured by distribution points as well as sales volume.  In honor of his efforts, Mr. Produn was formally recognized as “best manager” of the company in the year of 2008.  He is a graduate of the National Shipbuilding University in Nikolaev, Ukraine, where he studied organizational management and economics.

Executive Compensation

Mr. Produn is receiving only nominal compensation of $300 per month for his services until such times as revenues are forthcoming.  Since he is currently the sole source of our working capital, he is providing all of his own salary. He is the sole director. We intend to add another person as director by March 31 2012 and such director will act as the compensation committee to determine the appropriate compensation for Mr. Produn based on revenues and profitability.

No amounts are paid or payable to directors for acting as such.

11

The following table sets forth the compensation of the Company's sole executive officer for the years ended June 30, 2011 and 2010.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	NonEquity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Igor Produn, CEO and CFO	2011 2010	1,800 0	0 0	0 0	0 0	0 0	0 0	0 0	1,800 0

PRINCIPAL SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of Company common stock as of the date of this prospectus by (i) each person known by Crown Marketing to be the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of Crown Marketing' directors and executive officers, and (iii) the Percentage After Offering assumes the sale of all shares offered.  Unless otherwise noted below, Crown Marketing believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. The Percentage After Offering assumes all Class A Warrants are exercised.

Percentage

Percentage

Name

Common Stock

Before Offering

After Offering

William Wilkinson(1)

440,000

9.3%

-

Bioclean Products(1) (2)

440,000

9.3%

-

Able Direct Marketing(1)(3)

 440,000

9.3%

-

Coolserve Corporation(1) (4)

440,000

9.3%

-

Anahuac Management(1) (5)

440,000

9.3%

-

Esthetics World(1) (6)

440,000

9.3%

-

Igor Produn

 4,031,710

93.0%

59.8%

All officers and

directors as a group

(1 person)

4,031,710

93.0%

59.8%

(1)

Includes 400,000 shares issuable upon exercise of a like number of Class A Warrants held by such person, which may be reoffered pursuant to this Prospectus, but assumes that no other person has exercised its Warrants.

(2)

Control person is Doris Urueta

(3)

Control person is Katya Konuschenko

(4)

Control person is Alex Sosnovsky

(5)

Control person is Yuriy Semenov

(6)

Control person is Karen Campo

12

SELLING STOCKHOLDERS

The shares of common stock of Crown Marketing offered by the Selling Stockholders will be offered at a price of $.12 per share for the duration of the offering. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock.  Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby for sale and will own no shares after the completion of the offering.  Six of the Selling Stockholders have entered into a “lockup” agreement wherein they promised to refrain from selling common stock in any amount greater than two thousand (2,000) shares per calendar month until June 30, 2013.  However, the selling restriction contained therein will be automatically cancelled if any one of the following four circumstances should occur: (a) The Company earns an aggregate total of $.10 per share of common stock (adjusted for any forward or reverse splits that may have taken place after the lockup agreement was entered into);  (b) A tender offer is made for, or buyout is accepted by, the Company for a purchase price which values the company at $1.00 per share or greater, regardless of whether the offer entails cash compensation, stock exchange, debt issuance or any combination thereof; or (c) shares of Company’s common stock are regularly quoted at $5 per share or greater on any domestic interdealer quotation system and the Company otherwise falls outside the definition of “penny stock” pursuant to Rule 3a51-1 of the Securities and Exchange Act of 1934.  In the case the Company or its stock, whichever is applicable, conforms to any of the aforementioned specifications, imposition of the selling restrictions pursuant to the lockup will be immediately rendered null and void.  The relationship, if any, between Crown Marketing and any Selling Stockholder is set forth below. Should any successor to any Selling Stockholder wish to sell the shares under this Prospectus, Crown Marketing will be required to file a prospectus supplement covering those shares. Persons with common surnames are to our knowledge related by blood or marriage. None of the Selling Stockholders own more than 1% of the outstanding shares unless indicated and none will own any shares after the offering except as indicated.

Shares Beneficially                                     Percentage

Name

 Owned  and Being Offered                        After Offering

Kimberly Peterson

1,000

--

Randall Peterson

1,000

--

Taylor Peterson

1,000

--

Vicki Foster

1,000

--

Kristen Roberts

1,000

--

Richard K. Solosky

1,000

--

Mary L. Roberts-Solosky

1,000

--

Scott Roberts

1,000

--

Jody Roberts

1,000

--

Learned J. Hand

1,000

--

Pacific Coast Administrators(7)

1,000

--

William Wilkinson(1)

440,000

--

Bioclean Products(1) (2)

440,000

--

Able Direct Marketing(1)(3)

 440,000

--

Coolserve Corporation(1) (4)

440,000

--

Anahuac Management(1) (5)

440,000

--

Esthetics World(1) (6)

440,000

--

TOTAL

2,651,000

(1)

Includes 400,000 shares issuable upon exercise of a like number of Class A Warrants held by such person, which may be reoffered pursuant to this Prospectus.

(2)

Control person is Doris Urueta

(3)

Control person is Katya Konuschenko

(4)

Control person is Alex Sosnovsky

(5)

Control person is Yuriy Semenov

(6)

Control person is Karen Campo

(7)

Control person is Adam Hand

PLAN OF DISTRIBUTION

Crown Marketing's common stock is not currently traded on any market, but intends to solicit one or market makers to file for a listing of the common stock on the OTC Bulletin Board.   Application for the OTC Bulletin Board can be made only upon effectiveness of the registration statement of which this Prospectus is a part. Crown Marketing anticipates the selling stockholders will sell their shares directly on the Pink Sheets LLC, on the OTC Bulletin Board or any other market any market created. The prices the selling stockholders will receive will be $.12 per share  for the duration of the offering. Selling stockholders are "underwriters" as such term is defined in the Securities Act of 1933.  Selling stockholders may also sell in private transactions.  Crown Marketing cannot predict whether any shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions.  Crown Marketing does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares. Selling Stockholders may also sell in private transactions, at privately negotiated prices, but no sales commissions may be paid for effectuating private transactions. None of the Selling Stockholders are associated with any broker dealer or is affiliated with any broker-dealer.

Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker,-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the sale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Crown Marketing understands that it is the position of FINRA that such sales commissions or discounts should not exceed 5% of the gross offering price at which the selling stockholders sell their shares.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling stockholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or interdealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Crown Marketing common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Crown Marketing common stock.

Crown Marketing will bear all costs of the offering in registering the shares but will bear no selling expense cost.  The costs of the offering are estimated at $6,000.  This includes $500 which will be paid to Mr. Duque, the Company's counsel,  for providing a legal opinion as to the validity of the securities offered hereby. Crown Marketing will use its best efforts to update the registration statement and maintain its effectiveness for one year.

14

CERTAIN TRANSACTIONS

The officer and director has advanced $3,809 and $0, respectively, as of June 30, 2011 and 2010.  These amounts are due on demand and bear no interest.  No amounts are owed as of December 31, 2011.

DESCRIPTION OF SECURITIES

Common Stock

Crown Marketing's Articles of Incorporation authorize the issuance of an unlimited number of shares of common stock, no par value per share, of which 4,340,080 shares were outstanding as of  December 31, 2011.    Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore.  In the event of a liquidation, dissolution or winding up of Crown Marketing, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of Preferred Stock.  Holders of common stock have no preemptive rights to purchase Crown Marketing's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Meetings of stockholders may be called by the board of directors, the chairman of the board, the president, or by one or more holders entitled to cast in the aggregate not less than 20% of the votes at the meeting.  Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

Class A Warrants

There are 240,000 Class A Warrants outstanding, exercisable at any time at a price of $.07 per share until December 31, 2014. Each warrant entitles the holder to purchase ten shares of common stock; if all the Class A Warrants are exercised, the Company will receive $168,000 in exchange for the issuance of 2,400,000 shares. However, since no person has agreed to exercise the Warrants, there can be no assurance that such warrants will be exercised. It is also not likely that the Class A Warrants will become publicly traded.  Exercise of the Warrants and their resale of the underlying shares by the warrantholders is dependent upon a current prospectus relating to the common being  in effect.  The Class A Warrants are not subject to redemption. In the event that Warrants are duly exercised, and  the Company does not promptly (within four business days of the Company receiving the exercise price) deliver certificates representing the common stock ,  the Warrant holder is entitled to a penalty of $100 per business day after the fourth day, per $10,000 in Warrant exercise price. If the Company does not deliver certificates within 10 business days after the Company delivers the purchase price, and the Warrantholder has been required to buy common stock in the market to cover his or her sale of common stock expected to be received on Warrant exercise, the Company must pay the loss occasioned by the Warrantholder plus interest at 15% per annum.

At any time after one year from the initial effective date of the registration statement of which this Prospectus is a part (that is, after ________, 2012), in the event that the Market Price of the common stock exceeds $.07 per share, and if a current prospectus relating to the common stock is not available, a Warrantholder has the right to a cashless exercise of the Warrants and to receive a number of shares of common stock computed using the following formula:

X=Y (A-B)

          A

Where

X=

the number of shares of common stock to be issued to the holder

Y=

the number of shares of common stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=

the average of the closing sale prices of the Common Stock for the ten (10) Trading Days immediately prior to (but not including) the Exercise Date, or Fair Market Value, whichever is less

B=

Purchase Price (as adjusted to the date of such calculation)

15

The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets at less than market value, sale of stock at below market price, and for other unusual events (other than employee benefit and stock option plans for employees or consultants to the company.)

The holder of a Warrant will not possess any rights as a stockholder of the Company unless and until he exercises the Warrant.

Preferred Stock

Crown Marketing's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of preferred stock, no par value, of which no shares of Preferred Stock are outstanding.

Crown Marketing's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  Crown Marketing considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Crown Marketing's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.  Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to Crown Marketing's common stock or any other series of preferred stock which Crown Marketing may issue.  The Board of Directors may issue additional preferred stock in future financings, but has no current plans to do so at this time.

The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Crown Marketing.

Crown Marketing intends to furnish holders of its common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

The transfer agent for the common stock is Corporate Stock Transfer, Denver, Colorado.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares offered hereby will be passed upon for Crown Marketing by Carlos Duque, Esq. of  Boston, Massachusetts.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited our consolidated balance sheets as of June 30, 2011 and 2010, and related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for the year ended June 30, 2011, for the period from July 8, 2009 (inception) to June 30, 2010, and for the period July 8, 2009 (inception) to June 30, 2011.  We have included our consolidated financial statements in the prospectus and elsewhere in the registration statement in reliance on Weinberg & Company, P.A.’s audit report, given on their authority as experts in accounting and auditing.

INDEMNIFICATION

Crown Marketing has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming General Business Act.  Under Crown Marketing's articles of incorporation, and as permitted under the Wyoming General Business Act, directors are not liable to Crown Marketing or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Crown Marketing or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Crown Marketing or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Crown Marketing where indemnification will be required or permitted.  Crown Marketing is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Crown Marketing pursuant to the foregoing provisions, or otherwise, Crown Marketing has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by Crown Marketing of expenses incurred or paid by a director, officer or controlling person of Crown Marketing in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Crown Marketing will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CROWN MARKETING

(A Development Stage Company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

           Page

Report of Independent Registered Public Accounting Firm

19

Consolidated Balance Sheets as of  December 31, 2011 (unaudited), June 30,

2011 and 2010

20

Consolidated Statements of Operations for the six months ended December 31, 2011 and 2010,

(unaudited) for the year ended June 30, 2011, for the period July 8, 2009 (inception) to June 30, 2010,

 and for the period July 8, 2009 (inception) to December 31, 2011

21

Consolidated Statements of Changes in Stockholders’ Deficiency for the period

July 8, 2009 (inception)  to December 31, 2011 (unaudited)

22

Consolidated Statements of Cash Flows for the six months ended December 31, 2011 and 2010,

(unaudited) for the year ended June 30, 2011, for the period July 8, 2009 (inception) to June 30, 2010,

 and for the period July 8, 2009 (inception) to December 31, 2011

23

Notes to Consolidated Financial Statements

24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Crown Marketing

Cheyenne, WY

We have audited the accompanying consolidated balance sheets of Crown Marketing, a development stage company, (the “Company”) as of June 30, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the fiscal year ended June 30, 2011, for the period July 8, 2009 (inception) to June 30, 2010, and for the period July 8, 2009 (inception) to June 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crown Marketing as of June 30, 2011 and 2010, and the results of their operations and their cash flows for the fiscal year ended June 30, 2011, for the period July 8, 2009 (inception) to June 30, 2010, and for the period July 8, 2009 (inception) to June 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is in the development stage and has not generated any revenues from operations to date, and does not expect to do so in the foreseeable future.  The Company has experienced recurring operating losses and negative operating cash flows since inception, and has financed its working capital requirements through the recurring sale of its equity securities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.

Los Angeles, California

August 31, 2011

19

CROWN MARKETING

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

ASSETS

DECEMBER 31

JUNE 30,

JUNE 30,

2011

2011

2010

(unaudited)

Current Assets

Cash and cash equivalents

$

102

$

6,725

$

--

Prepaid state filing fees

--

--

5,475

Total Current Assets

102

6,725

5,475

TOTAL ASSETS

$

102

$

6,725

$

5,475

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities

Cash overdraft

$

--

$

--

$

7,050

Accounts payable

5,624

5,815

Accounts payable - related party

--

3,809

--

Total Current Liabilities

5,624

9,624

7,050

Total Liabilities

5,624

9,624

7,050

Stockholders' Deficiency

Preferred stock, no par value, unlimited

  shares authorized; no shares issued and outstanding

--

--

--

Common stock, no par value; unlimited shares

  authorized; 4,340,080, 4,340,080 and 4,000,000

  issued and outstanding, respectively

21,160

21,100

400

Accumulated Deficit

(26,682)

(23,999)

(1,975)

Total Stockholders' Deficiency

(5,522)

(2,899)

(1,575)

TOTAL LIABILITIES AND STOCKHOLDERS'

   DEFICIENCY

$

102

$

6,725

$

5,475

See accompanying Notes to Consolidated Financial Statements.

CROWN MARKETING

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE

FOR THE

FOR THE

FOR THE

SIX

SIX

FOR THE

PERIOD

PERIOD

MONTHS

MONTHS

YEAR

JULY 8, 2009

JULY 8, 2009

ENDED

ENDED

ENDED

(INCEPTION)

(INCEPTION)

DECEMBER 31

DECEMBER 31

JUNE 30

TO JUNE 30

THROUGH

2011

2010

2011

2010

DEC. 31, 2011

                    (Unaudited)       (Unaudited)

(Unaudited)

REVENUES

$

4,500

$

--

$

--

$

--

$

4,500

COST OF GOODS SOLD

456

--

--

--

456

GROSS MARGIN

4,044

4,044

EXPENSES

6,727

17,810

22,024

1,975

30,726

NET LOSS

$

(2,683)

$

(17,810)

$

(22,024)

$

(1,975)

$

(26,682)

Net Loss per share - basis and diluted

$

(0.00)

$

(0.00)

$

(0.01)

$

(0.01)

Weighted average shares outstanding

   - basic and diluted

4,340,080

4,277,969

4,229,339

4,000,000

See accompanying Notes to Consolidated Financial Statements.

CROWN MARKETING

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

FOR THE PERIOD JULY 8, 2009 (INCEPTION) TO DECEMBER 31, 2011

Common Stock

Accumulated

Total

Shares

Amount

Deficit

Capital

Balances, July 8, 2009

--

$

--

$

--

$

--

Issuance of Shares for organization expenses of $300

 and cash of $100

4,000,000

400

--

400

Net loss

--

--

(1,975)

(1,975)

Balances, June 30, 2010

4,000,000

400

(1,975)

(1,032)

Effect of reverse merger transaction

89,080

400

--

400

Issuance of shares and warrants, for cash of $0.05 per unit

240,000

12,000

--

12,000

Contribution to capital by officer

--

7,200

--

7,200

Issuance of shares for cash at $0.10 per share

11,000

1,100

--

1,100

Net loss

--

--

(22,024)

(22,024)

Balances, June 30, 2011

4,340,080

$

21,100

$

(23,999)

$

(2,899)

Contribution to capital by officer

60

60

Net loss for the six months ended

  December 31, 2011 (unaudited)

--

--

(2,683)

(2,683)

Balances, December 31, 2011 (unaudited)

4,340,080

$

21,160

$

(26,682)

$

(5,522)

See accompanying Notes to Consolidated Financial Statements.

CROWN MARKETING

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE

FOR THE

FOR THE

FOR THE

SIX

SIX

FOR THE

PERIOD

PERIOD

MONTHS

MONTHS

YEAR

JULY 8, 2009

JULY 8, 2009

ENDED

ENDED

ENDED

(INCEPTION)

(INCEPTION)

DECEMBER 31

DECEMBER 31

JUNE 30

TO JUNE 30

THROUGH

2011

2010

2011

2010

DEC 31, 2011

(Unaudited)

(Unaudited)

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss

$

(2,683)

$

(17,810)

$

(22,024)

$

(1,975)

$

(26,682)

Adjustments to reconcile net loss to net cash

   used in operating activities:

Prepaid state filing fees

--

5,475

5,475

(5,475)

--

Accounts payable

(191)

4,472

5,815

5,624

Cash overdraft

--

(7,050)

(7,050)

7,050

--

Accounts payable -related party

(3,809)

2,659

3,809

--

--

Net cash used in operating activities

(6,683)

(12,254)

(13,975)

(400)

(21,058)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock

  and warrants

--

12,400

13,100

400

13,500

Contribution to capital by officer

60

--

7,600

--

7,660

Net cash provided by financing activities

60

12,400

20,700

400

21,160

Net increase (decrease) in cash and

  cash equivalents

(6,623)

146

6,725

--

102

Cash and cash equivalents, beginning of period

6,725

--

--

--

--

Cash and cash equivalents, end of period

$

102

$

146

$

6,725

$

--

$

102

Supplemental Disclosure of Cash Flow Information:

Interest paid

$

--

$

--

$

--

Income taxes paid

$

--

$

--

$

--

See accompanying Notes to Consolidated Financial Statements

23

 CROWN MARKETING

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDING JUNE 30, 2011,

 FOR THE PERIOD FROM JULY 8, 2009 (INCEPTION) TO JUNE 30, 2010,

 AND FOR THE UNAUDITED SIX MONTHS ENDED DECEMBER 30, 2011 AND 2010

AND THE UNAUDITED PERIOD JULY 8, 2009 (INCEPTION) TO DECEMBER 30, 2011

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Green4Green was organized as a Wyoming corporation on July 8, 2009. On July 14, 2010, Crown Marketing (the "Company"), a successor by merger to SPCL Holding Corporation, acquired Green4Green pursuant to an Agreement and Plan of Reorganization (the Agreement).  The Company acquired all of the outstanding shares of Green4Green in exchange for 4,000,000 newly issued shares of the Company's Common Stock.  Pursuant to the Agreement, the issued and outstanding common shares of Green4Green were exchanged on a one-for-one basis for common shares of the Company.  After the merger was completed, the Green4Green shareholders owned approximately 98% of the outstanding shares of common stock of the Company.  The transaction was accounted for as a reverse merger (recapitalization) with Green4Green deemed to be the accounting acquirer and the Company deemed to be the legal acquirer.  The financial statements presented herein are those of the accounting acquirer given the effect of the issuance of 89,080 shares of common stock upon completion of the transaction.  After the acquisition, the Company closed on the issuance of 240,000 shares of common and warrants for cash of $12,000 (See Note 5).

The Company is engaged in the wholesaling of generic pharmaceuticals to the developing world.  The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities” (formerly Statement of Financial Accounting Standards (“SFAS”) No 7, “Accounting and Reporting by Development State Enterprises.”)

These consolidated financial statements include the accounts Green4Green and the Company.  All intercompany transactions and accounts have been eliminated in consolidation.

Interim Financial Statements

The accompanying consolidated financial statements as of and for the periods ended December 31, 2011 and 2010  have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the consolidated financial position, results and operations, changes in stockholders' equity and cash flows at December 31,  2011 and 2010 and for all periods presented herein, have been made. The results of operations for the periods ended December 31, 2011 and 2010 are not necessarily indicative of the operating results for the full years.

Inventory

Inventory is stated at the lower of cost or market. Cost is principally determined using the first in, first out (FIFO) method. Management periodically reviews inventory for slow moving and obsolete inventory.

Revenue Recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”. The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. Revenue is not recognized until title and risk of loss is transferred to the customer, which generally occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Income tax

We are subject to income taxes in the U.S.  Significant judgment is required in evaluating our uncertain tax  positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods.  Actual results may differ from those estimates and such differences may be material to the financial statements.  The more significant estimates and assumptions by management include among others, the fair value of shares issued for services. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Fair Value Measurements

Fair value measurements are determined using authoritative guidance issued by the FASB, with the exception of the application of the guidance to non-recurring, non-financial assets and liabilities as permitted. Fair value is defined in the authoritative guidance as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company's assumptions.

The Company is required to use observable market data if available without undue cost and effort.

The Company’s financial instruments include cash and cash equivalents, accounts payable, and accrued expenses. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

25

 CROWN MARKETING

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDING JUNE 30, 2011,

 FOR THE PERIOD FROM JULY 8, 2009 (INCEPTION) TO JUNE 30, 2010,

 AND FOR THE UNAUDITED SIX MONTHS ENDED DECEMBER 30, 2011 AND 2010

AND THE UNAUDITED PERIOD JULY 8, 2009 (INCEPTION) TO DECEMBER 30, 2011

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period. Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, warrants or other convertible securities such as convertible notes. As of June 30, 2011, the weighted average common shares outstanding totaled 4,229,339.  As of December 31, 2011 and June 30, 2011, common stock equivalents were comprised of warrants exercisable into 2,400,000 shares of the Company’s common stock.  As of June 30, 2010, the common shares outstanding totaled 4,000,000 and we  had no common stock equivalents outstanding.  For the six months ended December 31, 2011 and 2010, and the  year ended June 30, 2011, and the period July 8, 2009 (inception) to June 30, 2010 and the period July 8, 2009 (inception) to December 31, 2011, common stock equivalent shares have been excluded from the calculation of loss per share as their effect is anti-dilutive.

Stock-Based Compensation

The Company periodically issues stock instruments, including shares of its common stock, stock options, and warrants to purchase shares of its common stock to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option awards issued and vesting to employees in accordance with authorization guidance of the FASB whereas the value of stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period. Options to purchase shares of the Company’s common stock vest and expire according to the terms established at the grant date.

The Company accounts for stock options and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Recent Accounting Pronouncements

In April 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to improve the comparability of fair value measurements disclosed in financial statements prepared under U.S. GAAP and International Financial Reporting Standards (“IFRS”). The ASU does not require any additional fair value measurements, but clarifies definitions and enhances disclosures, especially around Level 3 fair value measurements. The standard is effective for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, updating ASC Topic 220, Comprehensive Income. Under this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The guidance eliminates the current option to present other comprehensive income and its components in the Company’s statement of convertible preferred stock and stockholders’ equity (deficit). This guidance does not change the components that are recognized in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.   This standard is effective for fiscal years, and interim periods beginning after

CROWN MARKETING

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDING JUNE 30, 2011,

 FOR THE YEAR ENDING JUNE 30, 2011,

 FOR THE PERIOD FROM JULY 8, 2009 (INCEPTION) TO JUNE 30, 2010,

 AND FOR THE UNAUDITED SIX MONTHS ENDED DECEMBER 30, 2011 AND 2010

AND THE UNAUDITED PERIOD JULY 8, 2009 (INCEPTION) TO DECEMBER 30, 2011

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

December 15, 2011 and is to be applied retrospectively. The Company’s statements of operations and comprehensive loss present other comprehensive loss in accordance with this guidance and no impact on the Company’s financial statements is expected from the adoption of this standard.

NOTE 2 GOING CONCERN

The Company incurred a net loss of $22,024 and $1,975 for the years ended June 30, 2011 and 2010, respectively, and $2,683 and $17,810 for the six months ended December 31, 2011 and 2010.  The Company's liabilities exceed its assets by $5,522 as of December 31, 2011.  The Company has received limited revenues to date.  These factors create substantial doubt about the Company's ability to continue as a going concern.  The  Company's  management  plans to continue as a going concern  revolves  around  its  ability  to  achieve,  as  well  as  raise  necessary  capital  to pay ongoing general and administrative expenses  of  the  Company.

The  ability  of  the  Company  to  continue  as a going concern is dependent on securing  additional  sources  of capital and the success of the Company's plan. The  financial statements do not include any adjustments that might be necessary if  the  Company  is  unable  to  continue  as  a  going  concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts payable-related party represent funds advance to the Company from an officer of the Company.  The advances are unsecured, due on demand, and non-interest bearing.

NOTE 4 – INCOME TAXES

As of December 31, 2011 and June 30, 2011, the Company had net operating loss carryforwards of approximately $27,000 and $24,000, which expire in varying amounts between 2017 and 2027.   Realization of this potential future tax benefit is dependent on generating   sufficient taxable income prior to expiration of the loss carryforward.  The deferred tax asset related to this (and other) potential future tax benefits has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.

Deferred income tax assets of $9,339, $8,400 and $691 at December 31, 2011, June 30, 2011 and 2010, respectively were offset in full by a valuation allowance.

The components of the Company's net deferred tax assets, including a valuation allowance, are as follows:

As of

As of

As of

December 31, 2011

June 30, 2011

June 30, 2010

Net deferred tax assets before

  valuation allowance

$

9,339

$

8,400

$

691

Less: Valuation Allowance

(9,339)

8,400

691

Net deferred tax assets

--

--

--

CROWN MARKETING

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDING JUNE 30, 2011,

 FOR THE YEAR ENDING JUNE 30, 2011,

 FOR THE PERIOD FROM JULY 8, 2009 (INCEPTION) TO JUNE 30, 2010,

 AND FOR THE UNAUDITED SIX MONTHS ENDED DECEMBER 30, 2011 AND 2010

AND THE UNAUDITED PERIOD JULY 8, 2009 (INCEPTION) TO DECEMBER 30, 2011

NOTE 4 – INCOME TAXES (continued)

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

As of

As of

As of

DECEMBER 30, 2011

June 30, 2011

June 30, 2010

Tax expense at the U.S.

  statutory income tax

$

35%

(35%)

(35%)

Statutory state income tax

--

--

--

Increase in valuation allowance

35%

35%

35%

Effective tax rate

--

--

--

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in the above figures for the periods audited.

NOTE 5 – STOCKHOLDERS’ DEFICIENCY

The Company has authorized an unlimited number of shares of preferred stock, no par value, with such rights, preferences and designation and to be issued in such series as determined by the Board of Directors. No shares of preferred stock are issued and outstanding at December 31, 2011, June 30, 2011 or June 30, 2010.

The Company has authorized an unlimited number of shares of no par value common stock, of which 4,340,080, 4,340,080 and 4,000,000 shares are outstanding at December 31, 2011,  June 30, 2011 and 2010, respectively.

In the fiscal year ended June 30, 2011, the Company issued 89,080 shares in the reverse acquisition as described in Note 1.

In July 2010, the Company sold 240,000 units of its common stock for an aggregate consideration of $12,000.  Each unit consisted of 1 share of common stock and 10 warrants to acquire a share of the Company’s common stock at an exercise price of $0.07 per share with expiration date on December 31, 2014 (2,400,000 warrants in aggregate).  As of  December 31, 2011 and June 30, 2011, the Company has outstanding and exerciseable warrants of 2,400,000 resulting from this transaction.

In March 2011, the Company sold 11,000 shares of its common stock for cash for net proceeds of $1,100.

The officer and director contributed $7,200 in cash to the Company in March, 2011, and $60 in the quarter ended December 31, 2011.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Crown Marketing.  This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful.  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

TABLE OF CONTENTS

Page

Prospectus Summary

2

Risk Factors

4

Additional Information

5

Dividend Policy

6

Market Price of Common Stock

6

Plan of Operation

6

Business

8

Management

11

Principal Shareholders

12

Selling Stockholders

13

Plan of Distribution

14

Certain Transactions

15

Description of Securities

15

Interest of Named Experts and Counsel

16

Experts

17

Indemnification

17

Financial Statements

18

CROWN MARKETING

2,651,000 SHARES

PROSPECTUS

January    __, 2012

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CROWN MARKETING

PART II

Item 24.

Indemnification of Directors and Officers.

Crown Marketing has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Wyoming  General Corporation Law.  Under Crown Marketing's articles of incorporation, and as permitted under the Wyoming General Corporation Law, directors are not liable to Crown Marketing or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Crown Marketing or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of  Wyoming law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Crown Marketing or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Crown Marketing where indemnification will be required or permitted.  Crown Marketing is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25.

Other Expenses of Issuance and Distribution. (all to be paid by Crown Marketing)

Filing fee under the Securities Act of 1933(1)

$

2.85

Printing and engraving(1)

$

300.00

Legal Fees

$

500.00

Auditing Fees(1)

$

5,000.00

Miscellaneous(1)

$

197.15

TOTAL

$

6,000.00

(1)

Estimates

Item 26.

Recent Sales of Unregistered Securities.

Crown Marketing issued 240,000 Units at a price of $.05 per Unit to 6 accredited investors in June 2010.  Each Unit includes one share of common stock and ten Class A Warrants each entitling the holder  to purchase shares at a price of $.07 per share. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering and under Section 4(6) as an offering only to accredited investors.

In the March 2011 quarter we issued 11,000 shares for cash of $1,100 to 11 persons, all non-accredited.  No underwriter was involved in the sale of the shares. The transaction is exempt under section 4(2) of the Securities Act of 1933 as one not involving any public solicitation or public offering.

We issued 4,000,000 shares to our officer and director on July 14, 2010 in exchange for his shares of Green4Green.  No underwriter was involved and this transaction was exempt under Section 4(6) of the Securities Act.

Item 27.

Exhibits and Financial Schedules

2.

Agreement and Plan of Reorganization with Green4Green(2)

3.

Certificate of Incorporation and Bylaws

3.1.

Articles of Incorporation(1)

3.2

Articles of Merger with SPCL Holding Corporation (2)

3.3

Bylaws(1)

4.

Instruments Defining the Rights of Security Holders

4.1 Form of Class A Warrants(2)

5.

Opinion of Carlos Duque, Esq. as to legality of securities being registered.(3)

21.

Subsidiaries of the registrant -- Green4Green, a Wyoming corporation. No trade names are employed.

23.

Consents of Experts and Counsel

23.1

Consent of  Accountant (3).

23.2

Consent of Mr. Duque included in Exhibit 5 hereto

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1)

Filed with original registration statement.

(2)

Filed with amendment no. 1

(3)

Filed herewith.

Item 28.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3)

File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(5) (ii) For the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)

The undersigned registrant hereby undertakes that it will:

(1)

For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

(2)

For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom on January 20, 2012.

CROWN MARKETING

By:

/s/ Igor Produn

Igor Produn, President (principal executive officer)

         and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 20, 2012.

By:/s/ Igor Produn

President and Chief Financial Officer

Igor Produn

(principal executive, financial and accounting officer)